                                                                    EXHIBIT 4.2


                            [SECURITIES CERTIFICATE]


REGISTERED                                                           REGISTERED


    NUMBER
--------------                                                 -----------------
 R                        TCI COMMUNICATIONS, INC.
--------------                                                 -----------------
                  8 3/4% SENIOR DEBENTURE DUE AUGUST 1, 2015

                                                               CUSIP 872287 AC 3


TCI COMMUNICATIONS, INC., a Delaware corporation,


promises to pay to


or registered assigns
the principal sum of                                   DOLLARS on August 1, 2015

INTEREST Payment Dates: February 1 and August 1, commencing February 1, 1996.
         Record Dates: January 15 and July 15.


DATED:                                               TCI COMMUNICATIONS, INC.

CERTIFICATE OF AUTHENTICATION:                       BY Bob Magness
                                                        ------------------------
The undersigned certifies that this is one of the          CHAIRMAN OF THE BOARD
Securities of the series designated herein
referred to in the within-mentioned Indenture.
                                                        Stephen M. Brett
SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,         ------------------------
                     as Trustee                                        SECRETARY


                  [TCI COMMUNICATIONS, INC. CORPORATE SEAL]


BY

     AUTHORIZED OFFICER

                           TCI COMMUNICATIONS, INC.

                  8 3/4% SENIOR DEBENTURE DUE AUGUST 1, 2015


        1. Interest.

        TCI Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Debenture (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on February 1 and August 1 of each year, commencing February 1, 1996. Interest on this Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment.

        The Company will pay interest on this Debenture (except defaulted interest) to the persons who are registered holders of this Debenture at the close of business on the fifteenth day of the month preceding the interest payment date. Holders must surrender Debentures to a Paying Agent to collect premium, if any, and principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a holder's registered address.

        3. Paying Agent and Registrar.

        Initially, Shawmut Bank Connecticut, National Association ("Trustee") will act as Paying Agent and Registrar and Shawmut Trust Company, at 14 Wall Street, 8th Floor, New York, New York, will act as an additional paying agent and co-Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

        4. Indenture.

        This Debenture is one of a duly authorized issue of Securities of the Company (the "Debentures"), issued and to be issued in one or more series under an Indenture dated as of July 26, 1993, as amended and supplemented by a First Supplemental Indenture, dated as of September 13, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "Act"). The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of them. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Debenture is one of the series designated on the face hereof. The Debentures of this series are general unsecured obligations of the Company limited to $750,000,000 in aggregate principal amount.

        5. No Redemption.

        The Debentures may not be redeemed by the Company prior to maturity, and are not entitled to the benefits of a sinking fund.

        6. Change of Control.

        In the event that a Change of Control occurs on or before August 1, 2015, and, during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Debentures is downgraded to lower than BBB- by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's"), and, in the event that such downgrading occurs prior to such public disclosure, the rating assigned to the Debentures by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively, the holder of this Debenture will have the right to put all or part of this Debenture to the Company for purchase at a purchase price of 100% of the principal amount hereof, plus interest accrued and unpaid to the date fixed for purchase, upon the terms and conditions specified in the Indenture.

        7. Denominations, Transfer, Exchange.

        The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

        8. Persons Deemed Owners.

        The registered holder of a Debenture may be treated as the owner of it for all purposes.

        9. Unclaimed Money.

        If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

        10. Amendment, Supplement, Waiver.

        Subject to certain exceptions, the indenture or the Securities of any series may be amended or supplemented, and any past default or compliance with any provision may be waived insofar as the Securities of any series are concerned, with the consent of the holders of a majority in principal amount of the outstanding Securities of such series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make certain other specified changes or any change that does not materially adversely affect the rights of any Securityholder.

        11. Successor Corporation.

        When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

        12. Defaults and Remedies.

        An Event of Default is: default for 30 days in payment of any interest on any Debenture; default in payment of principal or premium, if any, on any Debenture; failure by the Company, for 30 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Debentures, to comply with any of its other agreements in the Indenture (other than an agreement which has expressly been included in the Indenture solely for the benefit of Securities of any series other than this series) or the Debentures; acceleration of Debt of the Company (including Securities of any other series) representing in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding unless, within 30 days after receipt of notice by the Company from the Trustee or the holders of at least 25% in principal amount of the outstanding Debentures, such acceleration has been rescinded or annulled, such Debt has been paid or the Company shall have contested such acceleration in good faith and by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences thereof that would have a material adverse effect on the Company; and certain events of bankruptcy or insolvency. If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of, and the premium, if any, and accrued interest on, the Debentures may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Debentures because an Event of Default has occurred due to the acceleration of Debt of the Company representing in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt, such declaration of acceleration under the Indenture shall be automatically annulled if (a) as a result of the contest by the Company in appropriate proceedings of the acceleration of such Debt such acceleration is declared void ab mitio, or
(b) within 90 days of the declaration of acceleration under the Indenture the declaration of acceleration of such Debt has been rescinded or annulled in any manner authorized by the mortgage, indenture or instrument evidencing or creating such Debt and, in the case of this clause (b), the annulment of the declaration of acceleration under the Indenture would not conflict with any judgment or decree, and, in either case, all other existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities of any series that have become due solely by such acceleration) with respect to the Debentures have been cured or waived. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the outstanding Debentures of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

        13. Trustee Dealings with Company.

        Shawmut Bank Connecticut, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and any otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        14. No Recourse Against Others.

        A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.

        15. Authentication.

        This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.

        16. ABBREVIATIONS.

        Customary abbreviations may be used in the name of a holder of a Debenture or an assignee, such as : TEN COM (=tenants in common), TENENT (=tenants by the entireties), JTTEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

        The Company will furnish to any holder of a Debenture upon written request and without charge a copy of the Indenture. Requests may be made to:
Donne F. Fisher, Executive Vice President, TCI Communications, Inc., 5619 DTC Parkway, Englewood, Colorado 80111-3000.


                               ASSIGNMENT FORM


If you the holder want to assign this Debenture, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Debenture to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address, and zip code)


and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Dated:                     Your signature:
      -----------------                   --------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Debenture)

                           Signature Guarantee:
                                               ---------------------------------